Exhibit 10.2

AMENDMENT NO. 1 TO MANAGEMENT EQUITY AGREEMENT

THIS AMENDMENT NO. 1 TO MANAGEMENT EQUITY AGREEMENT (this “Agreement”) is made and entered into as of February 20, 2009 and effective as of May 23, 2008, by and between Forest Products Holdings, L.L.C., a Delaware limited liability company (the “Company”) and the individual listed on the signature pages hereto as the “2006 Employee Investor” (the “2006 Employee Investor”).

Pursuant to that certain Management Equity Agreement, dated as of April 3, 2006, by and among the Company, the 2006 Employee Investor and the Investor (the “Original Management Equity Agreement” and, as amended, modified, supplemented or waived from time to time (including by this Agreement), the “Management Equity Agreement”), the 2006 Employee Investor received the number of Series C Common Units of the Company set forth under the 2006 Employee Investor’s name on the signature pages attached hereto “Original Series C Common Units Received”. Capitalized terms used, but not otherwise defined, herein shall have the meanings given to such terms in the Original Management Equity Agreement.

The Company, the 2006 Employee Investor and the Investor are executing and delivering this Agreement in order to provide for certain amendments, modifications, supplements and waivers to the Original Management Equity Agreement, as set forth in further detail herein.

NOW, THEREFORE. the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             Certain Amendments.  By its execution and delivery hereof, each of the Company, the Investor and the 2006 Employee Investor acknowledges and agrees that Section 2(d)(iii) of the Original Management Equity Agreement is hereby amended by replacing the word “quarterly” in the second sentence thereof with “annually”.

2.             Certain Additional Amendments and Acknowledgments.

(a)           Each of the Company and the 2006 Employee Investor acknowledges and agrees that, as of February 22, 2008, (x) a number of the 2006 Employee Investor’s Original Series C Common Units Received equal to (i) 0.3145 multiplied by (ii) the 2006 Employee Investor’s Original Series C Common Units Received (such product, for the 2006 Employee Investor, the 2006 Employee Investor’s “2/22/08 Vested Series C Common Units”) were vested and are “Vested Series C Common Units” and “Vested Units” for all purposes of the Management Equity Agreement, (y) a number of the 2006 Employee Investor’s Original Series C Common Units Received equal to (i) 0.6855 multiplied by (ii) the 2006 Employee Investor’s Original Series C Common Units Received (such product, for the 2006 Employee Investor, the 2006 Employee Investor’s “2/22/08 Unvested

Series C Common Units”) were not vested and are “Unvested Series C Common Units” and “Unvested Units” for all purposes of the 2006 Employee Investor’s Management Equity Agreement, and (z) the number of 2/22/08 Vested Series C Common Units and 2/22/08 Unvested Series C Common Units for the 2006 Employee Investor is set forth underneath the 2006 Employee Investor’s name on the signature page hereto.  Each of the Company and the 2006 Employee Investor agree that, notwithstanding anything to the contrary in Section 2(c)(i), Section 2(c)(ii) and Section 2(d) of the 2006 Employee Investor’s Management Equity Agreement for the 2006 Employee Investor, but without otherwise limiting the provisions of Section 2(c)(iii), Section 2(c)(iv) and Section 2(c)(v) of the Management Equity Agreement with respect to such Remaining Time Vesting Series C Common Units (as hereinafter defined) and without otherwise limiting the provisions of Section 2(d) of the Management Equity Agreement with respect to the Remaining Performance Vesting Series C Common Units, a number of 2/22/08 Unvested Series C Common Units determined by multiplying (A) 0.7294 by (B) the 2/22/08 Unvested Series C Common Units (such product, the “Remaining Time Vesting Series C Common Units” (being 50% of the 2006 Employee Investor’s Original Series C Common Units Received)) shall be “Time Vesting Class C Units” and shall vest ratably on a daily basis during the period from February 22, 2008 through and including December 31, 2010; provided that, without limiting the provisions of Section 2(c)(iv) of the Management Equity Agreement, if the 2006 Employee Investor ceases to be a full-time of the Company or any of its Subsidiaries prior to December 31, 2010, the total number of Remaining Time Vesting Series C Common Units that shall have vested in accordance with this sentence shall be determined as the total number of Remaining Time Vesting Series C Common Units multiplied by a fraction, the numerator of which is the number of days from February 22, 2008 through and including the date of termination and the denominator of which is the total number of days from February 22, 2008 through and including December 31, 2010.  The 2006 Employee Investor’s Remaining Time Vesting Series C Common Units are set forth underneath the 2006 Employee Investor’s name on the signature page hereto.

(b)           Each of the Company and the 2006 Employee Investor acknowledges and agrees that, as of February 22, 2008, a number of 2/22/08 Unvested Series C Common Units determined as the excess of (i) the 2/22/08 Unvested Series C Common Units minus (ii) the Remaining Time Vesting Series C Common Units (such excess, the “Remaining Performance Vesting Series C Common Units” (being 18.55% of the 2006 Employee Investor’s Original Series C Common Units  Received)) shall be “Performance Vesting Series C Common Units” for all purposes of the 2006 Employee Investor’s Management Equity Agreement and shall vest, if at all, in accordance with Section 2(d) of the Management Equity Agreement.  The 2006 Employee Investor’s Remaining Performance Vesting Series C Common Units are set forth underneath the 2006 Employee Investor’s name on the signature page hereto.

(c)           Each of the Company and the 2006 Employee Investor acknowledges and agrees that, as of February 22, 2008, that clause (b) of Section 2(d)(i) of the Original Management Equity Agreement is, with respect to the 2006 Employee Investor, amended by deleting “December 31, 2009” and replacing the same with “December 31, 2010”.

(d)           Each of the Company and the 2006 Employee Investor acknowledges and agrees that Section 2(d)(iv) and Section 2(d)(v) of the Original Management Equity Agreement are, with respect to the 2006 Employee Investor, amended and restated as follows:

“(iv)        The Board shall provide to any 2006 Employee Investor, within 30 days of the 2006 Employee Investor’s written request, a reasonably detailed description of the calculations and values employed in determining the IRR Fair Value, IRR, Cash Inflows, Cash Outflows and Indebtedness, in each case to the extent relevant to the calculation of IRR Fair Value and IRR for the 2006 Employee Investor.  The Board shall also provide to the 2006 Employee Investor copies of or access to all related underlying financial statements, third-party valuation reports and accounting and business records subject to the 2006 Employee Investor agreeing to appropriate confidentiality restrictions.

(v)           If the Series B Common Units are publicly traded, the “IRR Fair Value” will be equal to the Fair Market Value of the Series B Common Units.  If the Series B Common Units are not publicly traded but the Company’s sole asset is an interest in a publicly traded security (or an indirect interest in such a security through the ownership of other equity securities), then the “IRR Fair Value” will be equal to the aggregate Fair Market Value of such publicly traded security to the holders of Series B Common Units, divided by the number of Series B Common Units.  If the Series B Common Units are not publicly traded and the Company has assets other than a direct or indirect interest in a publicly traded security, then the IRR Fair Value of the Series B Common Units will be determined as follows: (1) first, the enterprise value of Boise Holdings will be determined utilizing the most recent (relative to the Determination Date) third-party valuation for Boise Holdings received by the Company or Boise Holdings and shall be determined without regard to any valuation of the debt or equity securities of Boise Inc. then owned or held by Boise Holdings or any of its Subsidiaries; (2) second, the equity value of Boise Holdings will be determined by (x) without any duplication to any amount used in computing enterprise value, increasing such enterprise value by (a) the Fair Market Value of the Boise Inc. common stock owned or held by Boise Holdings or any of its Subsidiaries, (b) the aggregate principal amount plus accrued and unpaid interest of any promissory note of Boise Inc. owned or held by Boise Holdings (provided that if any portion of such promissory note has been sold or transferred to a third party, ascribing the value to the remainder of such promissory note implied by such sale or transfer), and (c) the aggregate cash of Boise Holdings and its Subsidiaries and (y) without any duplication to any amount used in computing enterprise value, reducing such enterprise value by (a) the total amount of Indebtedness of Boise Holdings and its Subsidiaries and (b) any equity securities of any Subsidiaries of Boise Holdings as of the Determination Date owned by any Person other than Boise Holdings or any of its wholly-owned Subsidiaries; (3) third, by assuming the equity value of Boise Holdings is distributed in accordance with the distribution provisions of the Boise Holdings Operating Agreement, and (4) the value of a Series B Common Unit will be determined by assuming an amount (the “Company Equity Value Amount”) equal to (I) the distributions to the Company from Boise Holdings as determined in accordance with clause (3) foregoing, plus (II) the fair market value of any assets of the Company (as determined by the Board), other than the equity securities of Boise Holdings, and minus (III) any Indebtedness and other liabilities of the Company (as determined by the Board) and assuming the Company Equity Value Amount was distributed to the holders of Units in accordance with the LLC Agreement and determining the amount distributed to each Series B Common Unit as a result of such distribution (which will be determined on a fully diluted basis, assuming full vesting of all of all Units that are or would become vested at the time of such IRR calculation).”

3.             No Transfer or Assignment.  No interest or right any 2006 Employee Investor or any of its beneficiaries has to receive payment under this Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, except as required by law; nor may such interest or right to receive payment be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against the 2006 Employee Investor or any of its beneficiaries, except to the extent required by law.

4.             Survival of Representations and Warranties.  All representations and warranties contained herein or made by any 2006 Employee Investor in connection herewith shall survive the execution and delivery of this Agreement and the Closing hereunder.

5.             Continued Existence of Operating Agreement and Management Equity Agreement.  Each of the Company and the 2006 Employee Investor acknowledges and agrees that the Operating Agreement and the Management Equity Agreement remains in full force and effect and that the 2006 Employee Investor remains bound by the Operating Agreement and the Management Equity Agreement with respect to all units of the Company, other than the Repurchased Units.

6.             Complete Agreement.  This Agreement, together with the Management Equity Agreement and the Operating Agreement, constitute the entire agreement between the parties hereto regarding the subject matter of this Agreement and supersede and preempt any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof.  When used herein, “including” means “including, without limitation” regardless of whether such or similar terminology is actually used.  Nothing herein shall limit, amend or otherwise change the rights or obligations of the 2006 Employee Investor with respect to that certain Management Equity Agreement, dated as December 21, 2004 (as amended, modified, supplemented or waived from time to time), or the Employee Units purchased and granted thereunder.

8.             Counterparts.  This Agreement may be executed in separate counterparts (including by means of facsimile transmission or other electronic transmission), each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.             Further Assurances.  After the Closing, as and when requested by the Company and the 2006 Employee Investor shall, without further consideration, execute and deliver all such instruments of purchase, conveyance and transfer and shall take such further actions as the Company may reasonably deem necessary or desirable in order to sell, transfer and assign the Repurchased Units as contemplated hereby and to otherwise carry out fully the provisions and purposes of this Agreement.

10.           Successors and Assigns.  This Agreement is intended to bind, inure to the benefit of and be enforceable by the Company and the 2006 Employee Investor and their respective successors and permitted assigns; provided, however, that no 2006 Employee Investor may  assign this Agreement or any rights or obligations hereunder without the Company’s prior written consent.

11.           Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with the law of the State of Idaho, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Idaho or any other jurisdiction) that would cause the applications of the law of any jurisdiction other than the State of Idaho.

12.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting the remainder of such provision or any of the remaining provisions of this Agreement.

13.           Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), telecopied or sent by reputable overnight courier service (charges prepaid) to an 2006 Employee Investor at the address set forth under the 2006 Employee Investor’s name on the signature page attached hereto and to any other recipient at the address or telecopy number below indicated:

If to the Company:

Forest Products Holdings, L.L.C.
c/o Boise Cascade, L.L.C.
1111 W. Jefferson St., Boise, ID 83702-5389
Attention: General Counsel
Telecopy: (208) 384-6566

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Attention: Richard J. Campbell P.C.
Telecopy: (312) 861-2200

If to the Investor:

Madison Dearborn Capital Partners IV, L.P.
Three First National Plaza, 38th Floor
70 W. Madison Street
Chicago, IL 60602
Telecopy: (312) 895-1001

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement will be deemed to have been given, if personally delivered, when so delivered, if mailed by first class mail as provided above, five days after deposit in the U.S. mail, if telecopied, upon confirmation of successful transmission, on the date of transmission if such transmission is completed at or prior to 5:00 p.m. local time of the recipient party on a business day (or otherwise on the next business day), or if sent by reputable overnight courier service as provided above, one business day after delivery to such courier service.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

FOREST PRODUCTS HOLDINGS, L.L.C.

By:	/s/ Tom Carlile

Its:	Executive Vice President & Chief Financial Officer

2006 EMPLOYEE INVESTOR:

/s/ David G. Gadda

Name: David G. Gadda

[Address]

Original Series C Common Units Received:

2/22/08 Vested Series C Common Units:

2/22/08 Unvested Series C Common Units:

Remaining Time Vesting Series C Common Units:

Remaining Performance Vesting Series C Common Units: